Exhibit 10.1

BGC HOLDINGS, L.P.

EIGHTH AMENDMENT

TO AGREEMENT OF LIMITED PARTNERSHIP,

AS AMENDED AND RESTATED

This Eighth Amendment (this “Eighth Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P. (the “Partnership”), as amended and restated as of March 31, 2008, and as further amended effective as of March 1, 2009, August 3, 2009, January 1, 2010, August 6, 2010, December 31, 2010, March 15, 2011, and September 9, 2011 (as amended, the “Agreement”), is executed on December 17, 2012 and is effective as of December 17, 2012.

WITNESSETH:

WHEREAS, the General Partner and the sole Exchangeable Limited Partner wish to make certain modifications to the Agreement; and

WHEREAS, this Eighth Amendment has been approved by each of the General Partner and the sole Exchangeable Limited Partner;

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Eighth Amendment:

Section 1.	Creation and Description of LPUs

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Sections 3.01, 4.02, and 13.01 thereof, there is hereby created a new class of Units in the Partnership designated as LPUs. LPUs shall be considered Working Partner Units, which are awarded only to members of BGC Services (Holdings) LLP.

The definition of “Working Partner Unit” is hereby amended and restated as follows:

“Working Partner Unit” means any Unit (including High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units, Grant Units, Matching Grant Units, Restricted Partnership Units, PSUs, PSIs, AREUs, ARPUs, APSUs, APSIs, PSEs and LPUs) designated as a Working Partner Unit in accordance with the terms of this Agreement.

LPUs shall be a separate class of units and otherwise identical in all respects to PSUs for all purposes under the Agreement.

Section 2.	Other Amendments

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest), to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of this Eighth Amendment, including, without limitation, to amend the Table of Contents or to reflect this Eighth Amendment in an Amended and Restated Agreement of Limited Partnership (and to further amend and/or restate such Amended and Restated Agreement of Limited Partnership to reflect this Eighth Amendment to the extent necessary or appropriate as determined by the General Partner).

Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

BGC GP, LLC,
as General Partner

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

CANTOR FITZGERALD, L.P., as the Sole Exchangeable Limited Partner

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

[Signature Page to the Eighth Amendment, executed on December 17, 2012 and effective as of December 17, 2012, to the Agreement of Limited Partnership of BGC Holdings, L.P., as amended and restated as of March 31, 2008, and as further amended]